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                                  EXHIBIT 8(c)

                        Form of Amended Appendix B to the
                    Custody Agreement between the Registrant
                               and Star Bank, N.A.




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                                 FORM OF AMENDED
                                   APPENDIX B


NAME OF FUND

*The BB&T U. S. Treasury Money Market Fund

 The BB&T Short-Intermediate U. S. Government Income Fund

 The BB&T Intermediate U. S. Government Bond Fund

 The BB&T North Carolina Intermediate Tax-Free Fund

 The BB&T Growth and Income Stock Fund

 The BB&T Balanced Fund

 The BB&T Small Company Growth Fund

 The BB&T Capital Manager Growth Fund

 The BB&T Capital Manager Moderate Growth Fund

 The BB&T Capital Manager Conservative Growth Fund

*The BB&T Prime Money Market Fund

The BB&T South Carolina Intermediate Tax-Free Fund

The BB&T Large Company Growth Fund

                                         BB&T Mutual Funds Group


                                         By:
                                             ----------------------
                                         Date:
                                             ----------------------

                                         Star Bank, N.A.

                                         By:
                                             ----------------------
                                         Date:
                                             ----------------------



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